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                                                                    Exhibit 10.9


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This will serve as a memorandum of agreement for a joint venture between
CommonHealth and Mediconsult.com, setting forth the present intentions of the parties with respect to the formation of a new company ("Newco"). Newco is to be the premier company offering Internet and new media based marketing campaigns and programs for healthcare audience.

Below are the points of understanding between CommonHealth LLP and Mediconsult.com with respect to a joint venture to be created by the two Parties. It is anticipated that Newco will be formed as an LLC, subject to confirmation.

Name:                   Newco - The parties will agree on the name of Newco.
                        This joint venture will also be entitled to carry the appellation "A CommonHealth Venture" (with the CommonHealth logo) and "A Mediconsult.com Venture" (with the Mediconsult.com logo)

Mission of Newco:       To create and execute a new Business Plan focused on
                        pharmaceutical and other health care companies in need of innovative multi-media approaches to marketing their products, which will encompass all forms of media including: the Internet, print, television, direct marketing and others.

Staffing of Newco:      Upon the signing of this Letter of Intent, each Party
                        will contribute one appropriate, mutually agreed, senior marketing professional on a full-time basis to develop
                        Newco's Business Plan and to be paid by each respective
                        Party. One senior marketing professional will be agreed by the Parties to act as Managing Director of Newco.
                        Further staffing, compensation, budget and all other material business decisions will be the responsibility of the Managing Director, who will report regularly to the full Board of Newco. Each of the Parties will bear their own cost of preparation of the Business Plan.

Resources Available
to Newco:               The Parties agree to make available and will bill to
                        Newco at normal rates for the human resources required to carry out the Business Plan. Clients will then be billed by Newco for these services and the Parties will be correspondingly paid or reimbursed pursuant to a service or "loan-out" agreement entered into by Newco and each Party. To the extent that Newco hires its own employees, Newco will pay salaries and other costs.
                        Newco will bill out these resources and other services at market rates. Newco

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                        will be entitled to contribution from the Parties pro
                        rata in accordance with their billings to Newco. Premium billings of Newco will be shared in proportion to their ownership of Newco. This mechanism will be clarified in the Business Plan and definitive documentation concerning their ownership and the operation of Newco.

Intellectual Property:  Intellectual property created by Newco will be owned by
                        Newco and each of its respective parties, as follows:
                        Intellectual Property brought in to Newco or developed by either of the parties will remain the Intellectual Property of the contributing or developing Party exclusively, and Intellectual Property jointly developed by the Parties will be jointly owned by the Parties.

Board of Newco:         Newco's Board will initially consist of six (6) persons,
                        including the Managing Director. Each Party will designate an equal number of Directors, and initially will include of Mr. Edward Fritz, Mr. John Szlasa, Mr.
                        Robert Jennings and Mr. Ian Sutcliffe. It is currently expected that the Managing Director will be Michael
                        Swanson.

Exchange of
Board Members:          Upon signing of this memorandum of understanding, one
                        designee of Mediconsult, to be approved by CommonHealth, will join the Management Committee of CommonHealth.
                        Mediconsult may have a CommonHealth representative on their Board or Management Committee.

Location of Newco:      Parsippany, NJ, in office space currently occupied by
                        CommonHealth or an affiliate.

Selected Expectations
of Newco Performance:   The Parties agree to use their best efforts to have
                        Newco's Business Plan finalized within 14 days of the signing of this memorandum of understanding and to have Newco identify Prospective Business within 28 days of the signing of this memorandum of understanding.

Ownership/Initial
Capital Contribution:   Final approval of this joint venture is contingent upon
                        acceptance by both parties of the completed Business
                        Plan and definitive

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                        documentation concerning their ownership and the
                        operation of Newco.. Each of the Parties will own 50% of the equity of Newco. It is not expected that Newco will have any debt. Upon completion of the Business Plan and its approval by each Party, each Party will initially contribute the capital prescribed by the approved Business Plan to Newco and, if the business objectives of Newco are being accomplished, will continue to contribute on a quarterly basis capital adequate to enable Newco to carry out its Business Plan on a timely basis. If requested by Mediconsult, CommonHealth will loan the funds required for Mediconsult's capital contributions for the first six months, such loan to be represented by a Note bearing interest at prime percentage and re-payable the earlier of three years from the date hereof, within 90 days after the termination of the agreement or through 25% of any and all revenue received by Mediconsult pursuant to its billing of services to Newco and through 100% of distributions of profit.

Newco Proprietary
Prospects/Revenue:      Newco will identify specific business prospects
                        ("Prospective Business") and create an ongoing list of these prospects (the "List"). All revenue emanating from projects conducted by Newco from the List is to accrue to Newco as described above.

Right of First Refusal: Newco shall have a right of first refusal to accept a major (i.e. in excess of a specific number of hours or dollars to be specified later.) prospective business opportunity, that could be considered consistent with the Mission of Newco, that comes to the attention of either CommonHealth or Mediconsult (the "Sourcing Parties"). The Prospective Business opportunities will be identified with the following criteria:

                        o Mediconsult.com opportunities that encompass significant non-Internet aspects

                        o CommonHealth opportunities that encompass significant Internet aspects

                        o Opportunities that either Party desires to pursue through Newco with the approval of the other Party.

                        The Board of Newco shall either accept this project and add such Prospective Business to the List, or allow the Sourcing Party to pursue the project independently. However, media buying on or for web sites owned or managed by Mediconsult is to be excluded from

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                        Newco, unless desired to be pursued through Newco by
                        Mediconsult and accepted by Newco.

                        An example will be prepared and agreed upon by the Parties.

Termination/
Buyout Option:          To be agreed upon by the Parties. (CommonHealth to
                        draft)

Cross Non-Compete:      Neither Party shall employ or solicit for employment an
                        employee of the other Party during the term of this Agreement or within one (1) year following its termination. A cross non-compete will also be included in the final joint-venture agreement.

Accounting:             Newco will comply with WPP Group and Mediconsult
                        budgeting and financial reporting systems requirements.

      The Parties intend to enter into one or more formal agreements incorporating the terms hereof. However, until such formal agreement or agreements are signed, this memorandum of agreement will be deemed a binding agreement of the Parties, governed by and construed in accordance with the laws of the State of New Jersey.

      IN WITNESS WHEREOF, the Parties have executed this memorandum of agreement as of February 23, 1999.

COMMONHEALTH  LLC                   MEDICONSULT.COM, Ltd.

By: Ian Sutcliffe                   By: Edward Fritz
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